SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                              ________________

                                  FORM 8-A

             FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                 PURSUANT TO SECTION 12(B) OR 12(G) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

                           R&B FALCON CORPORATION
           (Exact name of Registrant as Specified in its Charter)

                     Delaware                             76-0544217
           (State of Incorporation or Organization)     (I.R.S. Employer
                                                        Identification No.)

               1900 West Loop South, Suite 1800
                         Houston, Texas                    77027
           (Address of Principal Executive Offices)      (Zip Code)

               If this form relates     If this form relates
               to the registration      to the registration
               of a class of            of a class of
               securities pursuant      securities pursuant
               to Section 12(b) of      to 12(g) of the
               the Exchange Act and     Exchange Act and is
               is effective             effective pursuant
               pursuant to General      to General
               Instruction A.(c),       Instruction A.(d),
               please check the         please check the
               following box.  (X)      following box.  ( )


          SECURITIES ACT REGISTRATION STATEMENT FILE NUMBER TO
          WHICH THIS FORM RELATES: 333-40627

          SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(B) OF
          THE ACT:

              Title of Each Class         Name of Each Exchange on Which
              to be so Registered         Each Class is to be Registered

              Common Stock, par           New York Stock Exchange, Inc.
              value $.01 per
              share

              Series A Junior             New York Stock Exchange, Inc.
              Participating
              Preferred Stock
              Purchase Rights


          SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(G) OF
          THE ACT:

                                     None
                               (Title of Class)


          ITEM 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE
                    REGISTERED.

               The description of the Registrant's common stock, par value $.01 per share, and the Series A Junior Participating Preferred Stock Purchase Rights contained under the caption "Description of Parent Capital
          Stock Parent Common Stocks; Parent Rights"; in the Joint Proxy Statement/Prospectus forming a part of the Registration Statement on Form S-4 of the Registrant (File No. 333-40627), filed with the Securities and Exchange Commission (the "Commission") on November 20, 1997, is incorporated herein by reference.


          ITEM 2.   EXHIBITS.

               The securities to be registered hereby are to be registered on the New York Stock Exchange, Inc. (the "Exchange"). There are no other securities of the Registrant which are registered on the Exchange. Accordingly, in compliance with Form 8-A Instructions As To Exhibits, no exhibits are filed with, or incorporated by reference in, this Registration Statement filed with the Commission.


                                  SIGNATURE

               Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                   R&B FALCON CORPORATION


                                   By: /s/ Steven A. Webster
                                       Name:  Steven A. Webster
                                       Title: Chief Executive Officer

          Date:  December 19, 1997